Exhibit 5.1

45 Fremont Street, Suite 3000 San Francisco, California 94105

December 30, 2024

AmpliTech Group, Inc.

155 Plant Avenue

Hauppauge, NY 11799

Re:	AmpliTech Group, Inc.
Registration Statement on Form S-3 (File No. 333-278657)

Ladies and Gentlemen:

We act as counsel to AmpliTech Group, Inc., a Nevada corporation (the “Company”), in connection with the sale and issuance of 2,173,920 shares (the “Shares”) of common stock, par value $0.001 per share to be sold pursuant to a Securities Purchase Agreement dated December 27, 2024, by and between the Company and each purchaser identified therein (the “Purchase Agreement”), pursuant to an effective shelf registration statement on Form S-3 (File No. 333-278657) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus dated April 12, 2024 (the “Base Prospectus”), and declared effective by the Commission on April 24, 2024, as supplemented by the prospectus supplement dated December 27, 2024, (together with the Base Prospectus, the “Prospectus”).

For purposes of rendering the opinion set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s amended and restated articles of incorporation as currently in effect, (iv) the Company’s amended and restated bylaws as currently in effect, (v) the corporate minutes and other actions of the Company, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In addition, in rendering this opinion we have assumed: (A) the genuineness and authenticity of all signatures on original documents; (B) the genuineness and authenticity of all documents submitted to us as originals; (C) the conformity to originals of all documents submitted to us as copies; (D) the accuracy, completeness and authenticity of certificates of public officials; and (E) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than with respect to the Company) and have not sought independently to verify such matters.

ARIZONA ● CALIFORNIA ● COLORADO ● CONNECTICUT ● DELAWARE ● FLORIDA ● GEORGIA ● ILLINOIS ● INDIANA ● KANSAS ● KENTUCKY ● LOUISIANA MARYLAND ● MASSACHUSETTS ● MINNESOTA ● MISSISSIPPI ● MISSOURI ● NEVADA ● NEW JERSEY ● NEW MEXICO ● NEW YORK ● NORTH CAROLINA OHIO ● OREGON ● PENNSYLVANIA ● RHODE ISLAND ● TENNESSEE ● TEXAS ● UTAH ● VIRGINIA ● WASHINGTON ● WASHINGTON D.C. ● WEST VIRGINIA

AmpliTech Group, Inc.

December 30, 2024

We express no opinions other than as specifically set forth herein. We are opining solely on all applicable statutory provisions of the Nevada Revised Statutes and we express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold pursuant to the Purchase Agreement upon payment of the consideration therefor provided for therein and in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on or about the date hereof and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Lewis Brisbois Bisgaard & Smith LLP

LEWIS BRISBOIS BISGAARD & SMITH LLP

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com